UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 ILLUMINA, INC.

(Name of Registrant as Specified in its Charter)

CKH ACQUISITION CORPORATION
ROCHE HOLDING LTD

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ROCHE OFFERS TO ACQUIRE ALL OUTSTANDING SHARES OF ILLUMINA, INC.
TO FURTHER STRENGTHEN ITS LEADING ROLE IN DIAGNOSTICS

Companies		Illumina, Inc.
Ticker	SIX: RO, ROG; OTCQX: RHHBY	NASDAQ: ILMN
Description

Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company with truly differentiated medicines in oncology, virology, inflammation, metabolism and CNS. Roche is also the world leader in in-vitro diagnostics, tissue-based cancer diagnostics and a pioneer in diabetes management. Roche’s personalised healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements in the health, quality of life and survival of patients. In 2010, Roche had over 80,000 employees worldwide and invested over 9 billion Swiss francs in R&D. The Group posted sales of 47.5 billion Swiss francs. Genentech, United States, is a wholly owned member of the Roche Group. Roche has a majority stake in Chugai Pharmaceutical, Japan. For more information: www.roche.com

Headquartered in San Diego, California, Illumina, Inc. is a leading developer, manufacturer, and marketer of life science tools and integrated systems for the analysis of genetic variation and function. Illumina provides innovative sequencing and array-based solutions for genotyping, copy number variation analysis, methylation studies, gene expression profiling, and low-multiplex analysis of DNA, RNA and protein. It also provides tools and services that are fueling advances in consumer genomics and diagnostics. The technology and products accelerate genetic analysis research and its application, paving the way for molecular medicine and ultimately transforming healthcare. For more information: www.illumina.com

Employees (Approximate)	80,000	2,100
2010 Financial Highlights	• Roche Group Sales: CHF 47.5 billion • Roche Diagnostics Sales: CHF 10.4 billion • Roche Pharma Sales: CHF 37.1 billion	• Illumina, Inc. Revenue: US $902.7 million

For more information, go to: http://www.transactioninfo.com/Roche

ROCHE OFFERS TO ACQUIRE ALL OUTSTANDING SHARES OF ILLUMINA, INC.
TO FURTHER STRENGTHEN ITS LEADING ROLE IN DIAGNOSTICS

Strategic Rationale

•  The proposed acquisition will strengthen Roche’s position in the Life Science and Diagnostics market.

•  Together Roche and Illumina’s capabilities and global reach will help accelerate the transition of sequencing into clinical and routine diagnostics. It will also strengthen Roche’s position in Sequencing and Microarrays to address the growing demand for genetic/genomic solutions.

•  Roche’s extensive diagnostics experience and global presence will help accelerate the transition of DNA sequencing into clinical and routine diagnostics.

•  The combination of diagnostics tests with pharmaceuticals will enable Roche to better translate the latest scientific findings into new tailored therapies that benefit patients, physicians and other key partners in healthcare.

•  DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term.

•  Roche intends to continue the Illumina legacy as a business area within the Roche Diagnostics Division maintaining the Illumina brand. Roche plans to combine its existing Applied Science business with Illumina and move the business area's headquarters to San Diego, California, USA. Roche also plans to maintain Roche operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

Proposed Transaction Terms

•  Roche is offering to acquire all of the issued and outstanding shares of Illumina, Inc. for:
o  $44.50 per share in cash, or;
o  An aggregate of approximately $5.7 billion on a fully diluted basis.

•  This offer represents a substantial premium to Illumina’s unaffected market prices:
o  A premium of 64% over Illumina’s closing stock price on December 21, 2011 – the day before market rumors about a potential transaction between Roche and Illumina drove Illumina’s stock price significantly higher
o  A 61% premium over the one-month historical average of Illumina's share price as of December 21
o  A 43% premium over the three-month historical average of Illumina’s share price as of December 21

•  This offer represents a 30.1x multiple of Illumina’s projected forward earnings based on analysts’ current consensus estimates for 2012.

Next Steps	• Roche intends to promptly commence a tender offer to purchase all outstanding shares of common stock for Illumina for $44.50 per share in cash.
o o
Roche’s tender offer will be subject to customary conditions, including the tender of a majority of Illumina’s shares of common stock, on a fully diluted basis.

The offer will be financed from available cash on Roche’s balance sheet and borrowings under its credit facilities and therefore will not require a financing condition.

•  Roche will nominate a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors at Illumina’s 2012 annual meeting.

•  Roche will propose certain other matters for the consideration of Illumina’s shareholders at Illumina’s 2012 annual meeting, which, if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

For more information, go to: http://www.transactioninfo.com/Roche

ROCHE OFFERS TO ACQUIRE ALL OUTSTANDING SHARES OF ILLUMINA, INC.
TO FURTHER STRENGTHEN ITS LEADING ROLE IN DIAGNOSTICS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THESE MATERIALS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THESE MATERIALS ARE FOR INFORMATIONAL PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE SOLICITATION AND OFFER TO BUY ILLUMINA COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE AND RELATED MATERIALS WILL BE FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC), AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES HAVE NOT BEEN DETERMINED AS OF THE DATE OF THESE MATERIALS. NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.

For more information, go to: http://www.transactioninfo.com/Roche